SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

HOLLY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

100 Crescent Court,		75201-6927
Suite 1600		(Zip code)
Dallas, Texas
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     P. Dean Ridenour was appointed Vice President and Chief Accounting Officer of Holly Corporation on December 3, 2004. As a result of this appointment, Scott C. Surplus, who continues to serve as Vice President and Controller of Holly Corporation, ceased effective December 3, 2004 to serve as Holly Corporation’s chief accounting officer.

     Mr. Ridenour, age 63, has provided services for Holly Corporation on a full-time basis since October 2002. From July 1999 through April 2001, Mr. Ridenour served as Chief Financial Officer and director of GeoUtilities, Inc. an internet-based superstore for energy, telecom and other utility services, which was purchased by AES Corporation in March 2000. From April 2001 until October 2002, Mr. Ridenour was temporarily retired, and beginning in October 2002, he began providing full-time consulting services to Holly Corporation. During 2003, Holly Corporation paid $18,233 to Mr. Ridenour and $199,960 to Investors Press of the Southwest, Inc., in which Mr. Ridenour owns a 76% interest, for services rendered by Mr. Ridenour as an independent consultant. In August 2004, Mr. Ridenour became a full-time employee and officer of Holly Corporation in the position of Vice President, Special Projects.

     Mr. Ridenour also serves as a director of Holly Energy Partners, L.P., a limited partnership that provides refined petroleum product transportation and terminal services to the petroleum industry, including Holly Corporation, which owns a 51% interest (including the general partner interest) in the partnership.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION

By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell Vice President and Chief Financial Officer

Date: December 8, 2004